SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 26, 2015 (May 19, 2015)

Date of Report (Date of earliest event reported)

RED LION HOTELS CORPORATION

(Exact Name of Registrant as Specified in Charter)

Washington	001-13957	91-1032187
(State or Other Jurisdiction of Incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

201 W. North River Drive

Suite 100

Spokane, Washington 99201

(Address of Principal Executive Offices, Zip Code)

(509) 459-6100

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 19, 2015, the Compensation Committee of our board of directors approved the 2015 RLHC Named Executive Officers Bonus Plan (the “Plan”). The Plan provides for potential bonuses for our President and Chief Executive Officer and our Executive Vice Presidents. The target bonus for our President and Chief Executive Officer is 50% of his 2015 base salary. The target bonus for each of the other executives is 40% of the executive’s 2015 base salary.

Bonuses under the Plan will be based on the following three performance goals:

•	Achievement of more than 90% of our 2015 budgeted earnings before interest, taxes, depreciation and amortization (“EBITDA”).

•	Achievement of a departmental goal specified by the Compensation Committee for each executive.

•	Achievement of an individual goal specified by the Compensation Committee for each executive.

To determine bonuses under the Plan, the EBITDA goal will be weighted 80% and each of the other two goals will be weighted 10%. No bonus will be payable under the Plan unless our actual EBITDA for 2015 exceeds 90% of the budgeted amount.

If an executive achieves 95% of his total goals, he will receive a bonus in an amount equal to one fourth of his target bonus. For performance between 90% and 95% of his total goals, he will receive a linearly prorated portion of that amount.

If an executive achieves 100% of his total goals, he will receive his target bonus amount. For performance between 95% and 100% of his total goals, he will receive an amount equal to one fourth of his target bonus plus a linearly prorated proportion of the additional three fourths of his target bonus that he would receive for achieving 100% of his total goals.

The maximum bonus an executive can receive under the Plan is two times his target bonus, which will be paid if the executive achieves 150% of his total goals. For performance between 100% and 150% of his total goals, he will receive his target bonus plus a linearly prorated proportion of the additional 100% of his target bonus that he would receive for achieving 150% of his total goals.

An executive must be employed by us at the time of payment in order to receive a bonus. All payments under the Plan are subject to previous approval by the Compensation Committee. Bonuses otherwise payable under the Plan may be deferred, partially paid or withheld in their entirety if the Compensation Committee determines that to be in the best interests of our company.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RED LION HOTELS CORPORATION

Dated: May 26, 2015	By:	/s/ Thomas L. McKeirnan
Thomas L. McKeirnan
Executive Vice President, General Counsel and Secretary

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